Exhibit 10.1

OILTAKING NORTH AMERICA, LLC
LONG-TERM INCENTIVE PLAN

FORM OF PHANTOM UNIT AWARD AGREEMENT
(Consultants and Directors)

To:	Date of Grant: May 13, 2013	Number of Units:
THIS PHANTOM UNIT AWARD AGREEMENT (the “Agreement”) is made as of the Date of Grant between Oiltanking North America, LLC, a Delaware limited liability company (the “Company”), an Affiliate of OTLP GP, LLC, a Delaware limited liability company (the “General Partner”), the general partner of Oiltanking Partners, L.P., a Delaware limited partnership (the “Partnership”), and __________ (the “Participant”) pursuant to the terms and conditions of the Oiltanking North America, LLC Long-Term Incentive Plan (the “Plan”). A copy of the Plan is being furnished to the Participant concurrently with the execution of this Agreement which shall be deemed a part of this Agreement as if fully set forth herein. By the execution of this Agreement, the Participant acknowledges receipt of a copy of the Plan. Unless the context otherwise requires, all terms defined in the Plan shall have the same meaning when used herein.
WHEREAS, the Board of Directors of the Company (the “Board”) has adopted the Plan to, among other things, encourage and enable certain employees, directors and consultants of the Company, the General Partner, the Partnership and their Affiliates to acquire Awards the value of which is tied to the performance of common units of the Partnership (each a “Unit”); and
WHEREAS, the Participant is one of such eligible directors.
NOW THEREFORE, the parties agree as follows:
1.Phantom Unit Award. The Company hereby grants to the Participant (the “Award”), effective as of May 13, 2013 (the “Date of Grant”), in accordance with the terms and conditions set forth herein and in the Plan, the right to receive ______ phantom units (the “Phantom Units”). The Award is specifically made subject to execution by the Participant of this Agreement.

2.Distribution Equivalent Rights. The Phantom Units granted pursuant to this Agreement will not have Distribution Equivalent Rights.

3.Vesting and Forfeiture of Phantom Units.

(a)Vesting Restrictions. Subject to the earlier expiration of this Award as herein provided, this Award may be settled in accordance with the provisions of this Agreement. The restrictions on the Phantom Units granted pursuant to this Agreement will expire and the Phantom Units will become vested in accordance with the following schedule:

Percentage of Phantom Units to Vest	Vesting Date
One Hundred Percent (100%) of the Phantom Units	December 15, 2013

The date noted above shall be referred to as the “Vesting Date.” Phantom Units that become vested pursuant to this Section 3(a) are “Vested Units.” Phantom Units that do not become vested pursuant to this Section 3(a) are “Unvested Units.”
(b)Termination of Service for Any Reason. In the event the Participant's service is terminated by the Company, the General Partner, the Partnership or their Affiliates (the “Company Group”), or the Participant for any reason, all Phantom Units that have not become Vested Units according to Section 3(a) shall be forfeited to the Company without any consideration to the Participant. For purposes of clarity, a transfer of services from one entity within the Company Group to another entity within the Company Group shall not be considered a termination of services for purposes of this Agreement.

(c)Change of Control Prior to Vesting. Notwithstanding Section 3(a) above, in the event that a Change of Control occurs prior to the Unvested Units becoming Vested Units, the Unvested Units shall immediately become Vested Units.

4.Settlement of Phantom Units.

(a)Settlement. The Vested Units shall be settled by the Company on or prior to December 31, 2013. The Vested Units will be settled through a cash payment that will equal the number of Vested Phantom Units held by the Participant on the applicable Vesting Date multiplied by the Fair Market Value of a Unit on the applicable Vesting Date. Notwithstanding anything in the Plan to the contrary, for purposes of this Agreement “Fair Market Value” means the weighted average trading price of the Units during the period of five trading days preceding and including the Vesting Date.

(b)Procedures. Settlement of Phantom Units shall be subject to and pursuant to rules and procedures established by the Board in its sole discretion.

5.Transferability and Assignment. This Agreement and the Phantom Units granted hereunder will not be transferable by the Participant other than by will or the laws of descent and distribution. Any attempt by the Participant to transfer, assign, pledge, hypothecate, or otherwise dispose of such rights contrary to the provisions in this Agreement or the Plan, or upon the levy of any attachment or similar process upon such rights, such rights shall immediately become null and void and unenforceable against the Company.

6.Recapitalization or Reorganization.

(a)Existence of Plan and Award. The existence of the Plan and the Award shall not affect in any way the right or power of the Board or the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company's capital structure or its business, any merger or consolidation of the Company, any issue of debt or equity securities ahead of or affecting Units or the rights thereof, the dissolution or liquidation of the Company or any sale, lease, exchange or other disposition of all or any part of its assets or business or any other corporate act or proceeding.

(b)Adjustments. The terms of this Award shall be subject to adjustment from time to time, in accordance with the following provisions:

(i)Recapitalizations. If the Partnership recapitalizes, reclassifies its equity securities, or otherwise changes its capital structure (a “recapitalization”), the number and class of Units covered by this Award shall be adjusted so that the Award shall thereafter cover the number and class of Units and securities to which the Participant would have been entitled pursuant to the terms of the recapitalization if, immediately prior to the recapitalization, the Participant had been the holder of record of the number of Units then covered by the Award.

(ii)Other Award Adjustments. Except as otherwise provided in the Plan, in the event of changes in the outstanding Units by reason of recapitalization, reorganizations, mergers, consolidations, combinations, exchanges or other relevant changes in capitalization occurring after the Date of Grant of this Award and not otherwise provided for by this Section 6, the outstanding Phantom Units and this Agreement shall be subject to adjustment by the Board at its discretion as to the number and price of Units or other consideration subject to this Award.

(iii)Whenever the number of shares of Units subject to this Award are required to be adjusted as provided in this Section 6(b), the Company shall promptly prepare and deliver to the Participant a notice setting forth, in reasonable detail, the event requiring adjustment, the amount of the adjustment, the method by which such adjustment was calculated, and the change in the number of shares of Phantom Units specified in Section 1 above after giving effect to the adjustments. The Company shall promptly give the Participant such a notice.

(iv)Adjustments under Sections 6(b)(i) and (ii) shall be made by the Company, and its determination as to what adjustments shall be made and the extent thereof shall be final, binding, and conclusive.

7.No Multiple Payments. Settlement of the Phantom Units shall not occur under more than one provision of this Agreement.

8.Information Confidential. As partial consideration for the granting of the Phantom Units hereunder, the Participant hereby agrees with the Company that the Participant will keep confidential all information and knowledge that the Participant has relating to the terms and conditions of this Agreement; provided, however, that such information may be disclosed as required by law and may be given in confidence to the Participant's spouse, tax and financial advisors, or to a financial institution to the extent that such information is necessary to secure a loan. In the event any breach of this promise comes to the attention of the Company, it shall take into consideration that breach in determining whether to recommend the grant of any future similar award to the Participant, as a factor militating against the advisability of granting any such future award to the Participant.

9.No Right to Continued Services. This Agreement shall not be construed to confer upon the Participant any right to continue as a service provider of the Company, the General Partner, the Partnership or their Affiliates. Any question as to whether there has been a termination of such services, and the cause of such termination, shall be determined by the Board, the Company or an Affiliate and its determination shall be final and binding.

10.Payment of Taxes. The Participant shall be solely responsible for paying any and all taxes that may be associated with the grant or settlement of the Award.

11.Administration. This Agreement shall at all times be subject to the terms and conditions of the Plan. The Board shall have sole and complete discretion with respect to all matters reserved to it by the Plan and decisions of a majority of the Board with respect thereto and this Agreement shall be final and binding upon the Participant and the Company. In the event of any conflict between the terms and conditions of this Agreement and the Plan, the provisions of the Plan shall control.

12.Unfunded Arrangement. This Agreement and the Plan shall not give the Participant any security or other interest in any assets of the Company; rather the Participant's right to the Award is that of a general unsecured creditor of the Company.

13.No Liability for Good Faith Determinations. The Company and the members of the Board shall not be liable for any act, omission or determination taken or made in good faith with respect to this Agreement or the Phantom Units granted hereunder.

14.No Guarantee of Interests. The Company and the members of the Board do not guarantee the Units from loss or depreciation.

15.Records. Records of the Company or an Affiliate regarding the Participant's period of service, termination of service and the reason therefore, leaves of absence, and other matters shall be conclusive for all purposes hereunder, unless determined by the Company or an Affiliate to be incorrect.

16.Company Action. Any action required of the Company shall be by resolution of the Board or by a person authorized to act by resolution of the Board.

17.Severability. If any provision of this Agreement is held to be illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining provisions hereof, but such provision shall be fully severable and this Agreement shall be construed and enforced as if the illegal or invalid provision had never been included herein.

18.Notices. All notices required or permitted under this Agreement must be in writing and personally delivered or sent by mail and shall be deemed to be delivered on the date on which it is actually received by the person to whom it is properly addressed. A notice shall be effective when actually received by the Company in writing and in conformance with this Agreement and the Plan.

19.Waiver of Notice. Any person entitled to notice hereunder may waive such notice.

20.Successors. This Agreement shall be binding upon the Participant, the Participant's legal representatives, heirs, legatees and distributees, and upon the Company, its successors and assigns.

21.Headings. The titles and headings of Sections are included for convenience of reference only and are not to be considered in construction of the provisions hereof.

22.Governing Law. All questions arising with respect to the provisions of this Agreement shall be determined by application of the laws of the State of Delaware without regard to choice of law provisions thereunder, except to the extent Delaware law is preempted by federal law.

23.Word Usage. Words used in the masculine shall apply to the feminine where applicable, and wherever the context of this Agreement dictates, the plural shall be read as the singular and the singular as the plural.

24.Return of Compensation. Notwithstanding anything in this Agreement, the Plan or any other agreement between the Company, the General Partnership, the Partnership or an Affiliate and Participant to the contrary, Participant acknowledges that the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Act”) has the effect of requiring certain executives of the Partnership to repay the Partnership, and for the Partnership to recoup from such executives, erroneously awarded amounts of incentive-based compensation. If, and only to the extent, the Act, any rules or regulations promulgated thereunder by the Securities and Exchange Commission or any similar federal or state law requires the Partnership to recoup any erroneously awarded incentive-based compensation (which may include the Award) that the Partnership has paid or granted to Participant, Participant hereby agrees, even if Participant has terminated his or her service with the Company, the Partnership or an Affiliate, to promptly repay such erroneously awarded incentive compensation to the Partnership upon its written request. This Section 24 shall survive the termination of this Agreement.

25.Amendment. This Agreement may be amended by the Board; provided, however, that no amendment may decrease Participant's rights inherent in this Agreement prior to such amendment without Participant's express written consent. Notwithstanding the provisions of this Section 25, this Agreement may be amended by the Board, without the consent of the Participant, to the extent necessary to comply with applicable laws and regulations and to conform the provisions of this Agreement to any changes thereto or to settle the Award pursuant to all applicable provisions of the Plan.

IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its duly authorized officer effective as of May 13, 2013.

Oiltanking North America, LLC

By:______________________________________

Name: Anne-Marie Ainsworth

Title: President & Chief Executive Officer

PARTICIPANT

__________________________________________